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                                                                   EXHIBIT 10.14

                                    AGREEMENT

                  AGREEMENT, made as the day of November, 1996, between Elk International Corporation, Ltd. ("Elk") and Microtel International, Inc. (the "Company").

                  WHEREAS, the Company entered into a Common Stock Purchase Agreement (as amended last on October 16, 1994, the "Agreement") with Daniel Dror & Company, Inc. ("DDC") pursuant to which the Company agreed to sell 3,343,623 (pre-split) shares of the Company's common stock to Elk as designee of DDC under the Agreement for $1,337,449 ($.40) per share); and

                  WHEREAS, the Company accepted in payment of the purchase price of these shares (the "Elk shares"), the assignment of a promissory note (the "Promissory Note") from Hardee Capital Partners, Limited ("HCP") payable to Elk in the face amount of $1,444,444, which is due and payable on or before December 15, 1996; and

                  WHEREAS, the Elk shares are being held in escrow to be delivered to Elk upon the payment by Hardee of the Hardee Note to the Company or by Elk directly at $2.00 (post-split) per share; and

                  WHEREAS, the parties wish to terminate the Agreement. NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING;

         1. DELIVERIES BY THE COMPANY (i) The Company will issue to Elk, as of the date hereof, an option exercisable to purchase 500,000 shares of the Company's common stock at a price of $2.375 per share (the "Option"). Such Option shall be exercisable for a period of five years from the date hereof. Furthermore, such Option shall be granted unlimited "piggy-back" registration rights, as more fully set forth in the form of the Option which is attached hereto as Exhibit 1.

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                  (ii) The warrant currently outstanding granting Elk the right to purchase 90,000 shares of the Company's common stock at a price of $2.50 per share shall be restated and modified as of the date hereof to extend the expiration of the warrant to be exercisable for a period of three years from the date hereof (the "Warrant"). Furthermore, such Warrant shall be granted unlimited "piggy-back" registration rights, as more fully set forth in the form of the restated Warrant which is attached hereto as Exhibit 2.

                  (iii) The Company shall deliver the HCP Promissory Note to
Elk.

         2. CANCELLATION OF THE AGREEMENT. The Agreement with DDC pursuant to which the Company agreed initially to sell 3,343,623 shares of the Company's common stock to Elk as designee of DDC under the Agreement for $1,337,449, of which a balance of approximately 478,000 (post-split) shares of common stock remain in escrow pending cash payment, shall be terminated insofar as any of such shares of the Company's common stock have not been paid for as of the date hereof.

         3. RELEASE OF LIABILITY BY ELK. Intending to be legally bound for itself and its assigns and successors, Elk does hereby relieve, release and forever discharge the Company, its subsidiaries, affiliates and related companies, the stockholders, officers, directors, representatives, servants, agents and employees of the Company, their subsidiaries, affiliates and related companies, and all of their respective successors, assigns, heirs and personal representatives (the foregoing, collectively the "Company Parties"), of and from any and all liabilities, obligations or debts which Elk may have from or against the Company Parties, except for any rights, liabilities or obligations which arise from or out of this Agreement, the Option, the Warrant or any other securities of the Company outstanding in favor of Elk.


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         4.       RELEASE OF LIABILITY BY THE COMPANY. Intending to be legally bound for itself and its assigns and successors, the Company does hereby relieve, release and forever discharge Elk, its subsidiaries, affiliates and related companies, the stockholders, officers, directors, representatives, servants, agents and employees of Elk, their subsidiaries, affiliates and related companies, and all of their respective successors, assigns, heirs and personal representatives (the foregoing, collectively the "Elk Parties"), of and from any and all liabilities, obligations or debts which the Company may have from or against the Elk Parties, except for any rights, liabilities or obligations which arise from or out of this Agreement, the Option, the Warrant or any other securities of the Company outstanding in favor of Elk.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as the date first written above.

ELK INTERNATIONAL                       MICROTEL INTERNATIONAL, INC.
  CORPORATION LIMITED

By: /s/ Elkana Faiwuszewicz             By: /s/ Henry A. Mourad
   --------------------------------        --------------------------------
   Elkana Faiwuszewicz,                    Henry A. Mourad,
   President                               President


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